Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-147644) and the Registration Statement on Form F-3 (No. 333-203726) of Hanwha Q CELLS Co., Ltd. of our report dated February 26, 2016 relating to the financial statements of Hanwha Q CELLS Malaysia Sdn. Bhd., which appears in this annual report on Form 20-F of Hanwha Q CELLS Co., Ltd. for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers ABAS Ltd.

PricewaterhouseCoopers ABAS Ltd.
Bangkok, Thailand
April 27, 2016